Exhibit 99.1

CLIXSTER MOBILE SDN. BHD. FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2014 AND 2013

Exhibit 99.1

CLIXSTER MOBILE SDN. BHD.

Index to Financial Statements
For the Year Ended December 31, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Clixster Mobile Sdn. Bhd.

We have audited the accompanying balance sheets of Clixster Mobile Sdn. Bhd. (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, stockholders' deficits and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clixster Mobile Sdn. Bhd. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses these two years, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HKCMCPA Company Limited
HKCMCPA Company Limited
Certified Public Accountants

Hong Kong, China
July 28, 2015

Unit 602, 6/F., Hoseinee House, 69 Wyndham Street, Central, Hong Kong
Tel: (852) 2573 2296 Fax: (852) 2384 2022	http://www.hkcmcpa.us

CLIXSTER MOBILE SDN BHD
BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013

		2014	2013
	Notes	US$	US$
ASSETS
Current assets:
Cash and cash equivalents		21,245	2,999,410
Trade receivables		455,959	276,441
Prepayments, deposits and other receivables	5	801,721	2,597,187
Amounts due from related parties	6	5,764,813	2,198,833
Inventories	7	32,007	76,188
Total current assets		7,075,745	8,148,059

Non-current assets:
Plant and equipment	8	313,673	211,829
Total non-current assets		313,673	211,829

Total assets		7,389,418	8,359,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	9	1,214,948	693,676
Other payables and accruals	10	480,130	4,708,634
Amounts due to related parties	11	2,239,360	253,315
Total current liabilities		3,934,438	5,655,625

Long-term debts:
Promissory note	12	8,346,203	4,010,356
		8,346,203	4,010,356

Total liabilities		12,280,641	9,665,981

Commitments and contingencies

Stockholders' deficits:
Paid-in and issued capital	4	308,049	308,049
Accumulated other comprehensive gain		442,217	35,168
Accumulated deficits		(5,641,489)	(1,649,310)
Total stockholders' deficits		(4,891,223)	(1,306,093)

Total liabilities and shareholders’ deficits		7,389,418	8,359,888

The accompanying notes are an integral part of these financial statements

CLIXSTER MOBILE SDN BHD
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

		Year ended December 31 2014	Year ended December 31 2013
	Notes	US$	US$

Revenue		5,186,766	2,379,577
Less: sales discount		(851,916)	(679,299)
Net revenue		4,334,850	1,700,278

Cost of revenue		(4,136,723)	(1,252,824)

Gross profit		198,127	447,454

Operating expenses:
General and administrative expenses		(3,285,725)	(1,992,467)
Total operating expenses		(3,285,725)	(1,992,467)

Loss from operations		(3,087,598)	(1,545,013)

Other income/(expenses)
Loss on foreign exchange		(582,581)	(93,408)
Other income		13,847	48
Interest expenses	12	(335,847)	(10,356)

Loss before income tax		(3,992,179)	(1,648,729)

Income tax expense	15	-	-

Net loss		(3,992,179)	(1,648,729)

Other comprehensive gain:
- Foreign currency translation gain		407,049	35,178
Comprehensive loss		(3,585,130)	(1,613,551)

The accompanying notes are an integral part of these financial statements.

CLIXSTER MOBILE SDN BHD
STATEMENTS OF STOCKHOLDERS' DEFICITS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Paid-in and issued capital	Accumulated Other Comprehensive gain/(loss)	Accumulated Deficits	Total Shareholders' Deficits
	US$	US$	US$	US$

Balance at December 31, 2012	1	(10)	(581)	(590)

Capital contribution	308,048	-	-	308,048
Comprehensive income – foreign currency translation gain	-	35,178	-	35,178
Net loss for the year	-	-	(1,648,729)	(1,648,729)

Balance at December 31, 2013	308,049	35,168	(1,649,310)	(1,306,093)

Comprehensive income – foreign currency translation gain	-	407,049	-	407,049
Net loss for the year	-		(3,992,179)	(3,992,179)

Balance at December 31, 2014	308,049	442,217	(5,641,489)	(4,891,223)

The accompanying notes are an integral part of these financial statements.

CLIXSTER MOBILE SDN BHD
STATEMENTS OF CASHFLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
	US$	US$
Cash flows from operating activities:
Net loss	(3,992,179)	(1,648,729)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	63,987	24,673
Changes in operating assets and liabilities:
Trade receivables	(179,518)	(276,441)
Prepayments, deposits and other receivables	1,795,466	(2,597,187)
Amounts due from related parties	(3,565,980)	(2,198,833)
Inventories	44,181	(76,188)
Trade payables	521,272	693,676
Other payables and accruals	(4,228,504)	4,708,043
Amounts due to related parties	2,321,892	263,671
Net cash (used in) provided by operating activities	(7,219,383)	(1,107,315)

Cash flows from investing activities:
Purchase of plant and equipment	(165,831)	(236,502)
Net cash used in investing activities	(165,831)	(236,502)

Cash flows from financing activities :
Proceeds from issuance of shares	-	308,048
Proceeds from promissory note	4,000,000	4,000,000
Net cash provided by financing activities	4,000,000	4,308,048

Net change in cash and cash equivalents	(3,385,214)	2,964,231
Effect of exchange rate changes on cash and cash equivalents	407,049	35,178
Cash and cash equivalents - net, beginning	2,999,410	1

Cash and cash equivalents - net, ending	21,245	2,999,410

Supplemental disclosure of cash flow information:
Interests paid	-	-

Income tax paid	-	-

The accompanying notes are an integral part of these financial statements.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 1	ORGANIZATION

Clixster Mobile Sdn Bhd (the "Company") is a private company incorporated in Malaysia on March 16, 2002.

The registered office is located at 5-4-2, Jalan 2/50, Diamond Square, Off Jalan Gombak 53000 Kuala Lumpur, Malaysia.

The principal place of business is located at No. 3, Jalan Sri Hartamas 7, Taman Sri Hartmans, 50480 Kuala Lumpur, Malaysia.

The principal activities of the Company are mobile virtual network operator and selling of mobile devices through a chained network of distributors and resellers in Malaysia. All customers are located in Malaysia.

On January 31, 2014, Median Group Inc. (Formerly Clixster Mobile Group Inc.), a public company quoted on the OTC Markets acquired 63.2% of the Company and became the Company's new ultimate holding company. Subsequent to the balance sheet date, on July 28, 2015 Median Group Inc. disposed its 63.2% interests in the Company to Mohamad Puzi Bin Khalid who became the new controlling shareholder of the Company.

NOTE 2	GOING CONCERN UNCERTAINTIES

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of December 31, 2014, the Company has an accumulated deficits totaling $5,641,489. In view of the matter described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS F FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”), and are expressed in U.S. dollars. The Company's fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year/period presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Trade Receivables and Allowances for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. The Company recorded no allowance for doubtful accounts for the year/period presented.

Trade receivables from the resellers and distributors are non-interest bearing and the normal credit terms range from 30 to 90 days terms.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost comprises purchase cost of SIM and reload cards that have been incurred in bringing the inventories to their present location and condition. Cost is calculated using the first-in first-out method. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful lives
Computer hardware	5 years
Computer software	5 years
Furniture and fittings	5 years
Leasehold improvement	Over a term of lease

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss.

Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the year/period presented.

Revenue

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. The recognition of revenues involves certain management judgments. The amount and timing of our revenues could be materially different for any period if management made different judgments or utilized different estimates.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

Prepaid telecom revenues are collected by its distributors and/or resellers through the sale of “Clixster” prepaid or reload cards, which are sold in a form of SIM/reload cards to its final customers through its distributors and/or resellers. The sale of SIM, prepaid or reload cards is recognized as revenue when the products are delivered to its distributors and/or resellers, based upon their request. Prepaid cards will expire two years after the date of card production if they have never been activated. The proceeds from the expired cards are recognized as revenue upon expiration of cards.

Cost of revenue

Cost of revenue consists primarily of cost of SIM and prepaid/reload cards, telecommunication services and traffic charges which are directly attributable to the delivery of telecom service upon the activation of prepaid and reload cards.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Fair Value Measurements and Disclosures

The carrying value of the Company’s financial instruments (excluding promissory notes) cash and cash equivalents, trade receivable, prepayments and other receivables, amounts due from related parties, inventories, trade payables, amounts due to a related party, other payables and accruals approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of its obligation under finance lease and short-term bank borrowing approximate the carrying amount. The fair value of convertible promissory notes is disclosed in Note 10.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

·	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

·	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

·	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

(a)	Current Tax

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Current taxes are recognized in the statement of income except to the extent that the tax relates to items recognized outside the statement of income, either in other income or directly in equity.

(b)	Deferred Tax

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance for deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation

The accounts of the Company are maintained in the local currency of Malaysia Ringgit (RM). Such financial statements are translated into U.S. Dollars (USD) in accordance with ASC 830 “Foreign Currency Translation” with the respective currency as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year/period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC 220 “Comprehensive Income”. As of December 31, 2014 and 2013, the accumulated comprehensive gain was $442,217 and $35,168, respectively.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment in Malaysia during the years ended December 31, 2014 and 2013.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

NOTE 4	STOCKHOLDERS’ EQUITY

At inception on March 16, 2012, the Company issued 2 shares of its common stock at par value of $0.31 (RM1).

On August 12, 2013, the Company issued 999,998 shares of its common stock in exchange for cash proceed of $308,048 (RM999,998) for working capital.

NOTE 5	PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

	2014	2013
	US$	US$

Sponsorship receivable	-	2,550,084
Deposits	31,638	20,739
Prepayments	147,732	21,441
Others	622,351	4,923
	801,721	2,597,187

The sponsorship receivable represents the grant to be received from a government program managed by Malaysian Communications & Multimedia Commission (MCMC) under the National Broadband Initiative, namely PKB or Youth Communication Program (YCP), which provided an initiative to encourage greater smartphone penetration among Malaysian youth group and lower household income family for the period from January 1, 2013 to December 31, 2013. The Company was authorized as one of the service provider in under PKB program. Sponsorship receivable was subsequently received in full.

In connection with the PKB program, the Company also collaborated with a smartphone supplier, The Future Now Sdn Bhd (“TFN”) to deliver smartphones to the sponsored users under the PKB program. Payments received from the PKB program were used to settle the purchases with the supplier.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 6	AMOUNTS DUE FROM RELATED PARTIES
	2014	2013
	US$	US$

Amounts due from related parties:
- Trade	4,319,364	195,891
- Non-trade	1,445,449	1,757,280
Amounts due from shareholders	-	245,662
	5,764,813	2,198,833

The amounts due from related parties are unsecured, non-interests bearing and repayable on demand.

NOTE 7	INVENTORIES
	2014	2013
	US$	US$
At costs:
SIM cards and reload cards	32,007	76,188
	32,007	76,188

NOTE 8	PLANT AND EQUIPMENT

Plant and equipment consist of the following:
	2014	2013
	US$	US$

Computer hardware	120,519	35,956
Computer software	174,337	155,506
Furniture and fittings	43,303	16,205
Leasehold improvement	64,174	28,835
Less: accumulated depreciation	(88,660)	(24,673)
Balance, end of year	313,673	211,829

Depreciation expense for the year ended December 31, 2014 and 2013 were $63,987 and $24,673, respectively, of which no depreciation expenses were included in the cost of revenue for both years.

NOTE 9	TRADE PAYABLES
	2014	2013
	US$	US$

Trade payables	1,214,948	693,676
	1,214,948	693,676

These amounts are non-interest bearing. Trade payables are normally settled from the terms of 30 to 90 days (2013: 30-90 days).

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 10	OTHER PAYABLES AND ACCRUALS

Other payables and accruals consist of the following:
	2014	2013
	US$	US$

Sponsorship payable (Note 5)	-	4,481,892
Amount due to a third party	-	125,122
Accruals	306,253	44,586
Other payables	173,877	57,034
	480,130	4,708,634

NOTE 11	AMOUNTS DUE TO RELATED PARTIES
	2014	2013
	US$	US$
Amounts due to related parties
- Trade	343,163	47,430
- Non-trade	1,896,197	205,885
	2,239,360	253,315

The amounts due to related parties are unsecured, non-interest bearing and repayable on demand. Imputed interest on these amounts is considered insignificant.

NOTE 12	PROMISSORY NOTE

On November 19, 2013, the Company entered into a Conversion Promissory Note Purchase Agreement (“Purchase Agreement”) with an independent third party for financing the Company up to $8,000,000. Under this Purchase Agreement, the Company can sell the Promissory Note in tranches and each loan has the following terms: an interest rate of 4.5% per annum, unsecured, interest and principal payable on November 20, 2018. The conversion feature into shares of the Company can be exercised prior to the maturity of the loan and is based on the value of the Company at the time of conversion at a conversion rate calculated at a 40% discount of the value of the Company provided that there is no change in control of the Company. If there is a change of control of the Company then a shareholder of the Company will purchase the loan from the third party.

As at December 31, 2013, the Company sold two tranches totaling $4,000,000 under the Purchase Agreement and accordingly issued promissory note agreements for $1,000,000 on November 22, 2013 and $3,000,000 on December 23, 2013 (referred together as “CPN 2013 Agreements”) and the Company incurred $10,356 interest charges on this note in 2013 fiscal year.

Subsequently, (i) on January 31, 2014, the parties agreed to cancel the convertible feature in the CPN 2013 Agreements and the Purchase Agreement; (ii) on February 18, 2014, sold the remaining $4,000,000 loan under the Purchase Agreement and issued a promissory note agreement for $4,000,000 (“CPN 2014 Agreement”); (iii) on May 7, 2014, a shareholder of the Company purchased the CPN 2013 Agreements and CPN 2014 Agreement from the third party.

During the years ended December 31, 2014 and 2013, the interests accrued for CPN 2013 Agreement and CPN 2014 Agreement was $335,847 and $10,356, respectively.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 13	RELATED COMPANY TRANSACTIONS

For the years ended December 31, 2014 and 2013, the Company paid the directors and its officers $136,295 and $170,536, respectively, remuneration for their services provided to the Company.

On December 1, 2013, the Company received the telecom operations together with the operational rights to the contracts for a number range for mobile telecom business and subscriber access rights to a government cooperative with over 8 million members from a related company that is also owned and controlled by the same shareholder of the Company, using the related company’s basis in the assets.

During the year ended December 31, 2014 and 2013, the Company sold its telecom SIM/reload cards through two distributors that are owned and controlled by the directors of the Company with the market value of $1,422,970 and $1,130,360, respectively. The terms of trade with these distributors are similar to the other third-party distributors of the Company.

Also, the Company incurred and paid certain telecommunication service to a related companies amounting to $3,334,312 and nil during the year ended December 31, 2014 and 2013, respectively.

NOTE 14	PENSION PLAN

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. The total contributions made by the Company were $178,327 and $60,620 for the years ended December 31, 2014 and 2013, respectively.

NOTE 15	INCOME TAXES

No provision was made for income tax for the year ended December 31, 2014 and 2013, since the Company had net operating loss for the years presented.

For the year ended December 31, 2014 and 2013, the Company incurred net operating results for tax purposes of approximately loss of $15,430,561 and loss of $1,469,240, respectively. Total net operating losses carry forward at December 31, 2014 and 2013 was $16,900,381 and $1, 469,814, respectively for the years presented. The availability of the Company's net operating loss carry-forwards are subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance in respect of unused tax losses and unabsorbed capital allowances as of December 31, 2014 and 2013 was approximately $4,225,095 and $367,454, respectively. A 100% valuation allowance has been established against these deferred tax assets, as the utilization of the loss carry-forwards cannot reasonably be assured.

A reconciliation between the income tax computed at the Malaysia statutory rate and the Company's provision for income tax is as follows:

	2014	2013

Malaysia statutory rate	25%	25%
Tax allowance	-	-
Valuation allowance – Loss carry forward under Malaysia rate	(25%)	(25%)
Provision for income tax	-	-

As of December 31, 2014 and 2013, there were no material deferred tax assets or liabilities to be recognized.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 16	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major distributors

For the year ended December 31, 2013 and the period from March 16, 2012 (Inception) to December 31, 2012 the customer who accounted for 10% or more of the Company’s revenues is presented as follows:

	2014	2014	2014	2013	2013	2013
	Revenue	Percentage of Revenue	Trade receivable	Revenue	Percentage of revenue	Trade receivable
	USD		USD	USD		USD

Distributor A	1,893,977	36.5%	1,287,855	921,937	54%	213,747
Distributor B	-	-%	-	208,423	12%	200,971
Total:	1,893,977	36.5%	1,287,855	1,130,360	66%	414,718

(b)	Major suppliers

	2014	2014	2014	2013	2013	2013
	Purchases	Costs of purchase	Trade payable	Purchases	Percentage of purchases	Trade payable
	USD		USD	USD		USD

Supplier A	3,334,312	80.6%	288,288	954,803	72%	673,163

Total:	3,334,312	80.6%	288,288	954,803	72%	673,163

(c)	Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)	Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in MYR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and MYR. If MYR depreciates against US$, the value of MYR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

CLIXSTER MOBILE SDN BHD
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

NOTE 16	CONCENTRATIONS OF RISK (CONTINUED)

(e)	Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

(f)	Interest rate risks

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from promissory note. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2014 and 2013, promissory note was at fixed interest rate.

NOTE 17	COMMITMENTS AND CONTINGENCIES

The Company leases office premises for its operations in Malaysia under operating leases. Rental expenses under operating lease for the year ended December 31, 2014 and 2013 were $85,853 and $68,173, respectively.

As of December 31, 2014, future minimum rental payments under non-cancelable operating leases in the next twelve months are $35,418.

NOTE 18	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2014 up through the date the Company was issued the audited financial statements. During the period the Company had the following material recognizable subsequent events as set out below.

(a)	On July 28, 2015, the Company’s then holding company sold its 63.2% interest in the Company to Mohamad Puzi Bin Khalid who became the new controlling shareholder of the Company.